Exhibit 99.1

VIVUS, Inc.	Media Relations: GolinHarris
Timothy E. Morris	Ashley Buford
Chief Financial Officer	abuford@golinharris.com
morris@vivus.com	(212) 373-6045

Financial Media Relations:	Investor Relations: The Trout Group
Joele Frank, Wilkinson Brimmer Katcher	Brian Korb
Jennifer Beugelmans	bkorb@troutgroup.com
jbeugelmans@joelefrank.com	646-378-2923
(212) 895-8692

VIVUS ANNOUNCES POSITIVE RECOMMENDATION FROM CHMP
SUPPORTING AVANAFIL APPROVAL IN EUROPE

MOUNTAIN VIEW, Calif., April 26, 2013 — VIVUS, Inc. (NASDAQ: VVUS) today announced that the European Medicines Agency’s (EMA) Committee for Medicinal Products for Human Use (CHMP) adopted a positive opinion recommending the granting of a marketing authorization for avanafil (SPEDRA™) for the treatment of erectile dysfunction (ED) in the European Union. The CHMP recommendation will now be referred to the European Commission (EC), which grants marketing authorization for medicines in the European Union.  A final decision from the EC regarding the SPEDRA Marketing Authorization Application (MAA) is expected within approximately two months.

“We are pleased with the positive recommendation of the CHMP to support the approval of SPEDRA,” said Peter Tam, president of VIVUS, Inc. “This positive opinion marks another important milestone in the drug development history of VIVUS. We could not have accomplished this without the longstanding collaboration and support of our partner Mitsubishi Tanabe Pharma Corporation and our European team of advisors and consultants, all of whom have worked diligently on the application. If approval of the MAA is granted by the EC, we expect to complete our partnering discussions on a timely basis to allow for the commercialization of SPEDRA in the EU.”

“SPEDRA is the first next-generation PDE5 inhibitor and offers a unique profile for the treatment of ED,” said Prof. Francesco Montorsi, FRCS, Professor and Chairman, Department of Urology and Director, Urological Research Institute, Università Vita Salute San Raffaele, Milan, Italy. “Its onset of action, PDE5 inhibition selectivity and absorption profile make it an important new treatment option for the more than 20 million ED sufferers in Europe. We look forward to the launch of SPEDRA and to providing patients with this important new medication.”

The MAA incorporated results from three placebo-controlled, randomized, double-blind, multicenter studies:  REVIVE, which included 646 men from the general population with ED, REVIVE-Diabetes, which included 390 men with diabetes, and REVIVE-RP, which included 298 men following radical prostatectomy.  Also contained within the MAA were the results from the year-long safety study, TA-314, which included 712 continuation patients from the REVIVE and REVIVE-Diabetes studies. Previously reported highlights from the avanafil development program include:

•                  All doses tested, 50 mg, 100 mg and 200 mg, met each of the co-primary efficacy endpoints;

•                  Erections sufficient for penetration (SEP2) were observed in 77% and 63% of avanafil patients at the 200 mg dose, compared to 54% and 42% of placebo patients in the REVIVE and REVIVE-Diabetes studies, respectively;

•                  Successful intercourse (SEP3) was achieved in 57% and 40% of avanafil patients at the 200 mg dose, compared to 27% and 20% of placebo patients in the REVIVE and REVIVE-Diabetes studies, respectively;

•                  Significant improvement in erectile function as measured by IIEF-EF domain score was observed for all doses in avanafil-treated patients;

•                  Across all avanafil Phase 3 studies, successful intercourse (SEP3) was observed in some avanafil-treated patients as early as 15 minutes after dosing;

•                  The most common side effects were headache, flushing, nasopharyngitis and nasal congestion; and

•                  There were no drug-related serious adverse events reported in the studies.

ED affects an estimated 52 percent of men between the ages of 40 and 70. Prevalence increases with age and can be caused by a variety of factors, including medications (anti-hypertensives, histamine receptor antagonists); lifestyle (tobacco, alcohol use); diseases (diabetes, cardiovascular conditions, prostate cancer); and spinal cord injuries. Left untreated, ED can negatively impact relationships and self-esteem, causing feelings of embarrassment and guilt. However, about half of men being treated with currently available PDE5 inhibitors are dissatisfied with treatment. The market opportunity for ED medical treatments continues to grow, with worldwide sales exceeding $5.5 billion in 2012.

About Avanafil

STENDRA, or avanafil, was approved by the FDA for the treatment of erectile dysfunction, or ED, in the U.S. VIVUS, through collaboration arrangements with third parties, intends to market and sell STENDRA in the U.S., and if approved, under the trade name SPEDRA in the EU and other territories outside the U.S.  Avanafil is licensed from Mitsubishi Tanabe Pharma Corporation (MTPC). VIVUS owns worldwide development and commercial rights to avanafil for the treatment of sexual dysfunction, with the exception of certain Asian Pacific Rim countries.

VIVUS is currently in discussions with potential partners to commercialize STENDRA in the United States and other territories throughout the world.

It is recommended that STENDRA should be taken approximately 30 minutes before sexual activity. STENDRA should not be taken more than once per day.  For more information about STENDRA, please visit www.Stendra.com.

Important Safety Information

STENDRA™ (avanafil) is prescribed to treat erectile dysfunction (ED).

Do not take STENDRA if you take nitrates, often prescribed for chest pain, as this may cause a sudden, unsafe drop in blood pressure.

Discuss your general health status with your healthcare provider to ensure that you are healthy enough to engage in sexual activity. If you experience chest pain, nausea, or any other discomforts during sex, seek immediate medical help.

STENDRA may affect the way other medicines work. Tell your healthcare provider if you take any of the following; medicines called HIV protease inhibitors, such as ritonavir (Norvir), indinavir (Crixivan), saquinavir (Fortavase or Invirase) or atazanir (Reyataz); some types of oral antifungal medicines, such as ketoconazole (Nizoral), and itraconozale (Sporonox); or some types of antibiotics, such as clarithromycin (Biaxin), telithromycin (Ketek), or erythromycin.

In the rare event of an erection lasting more than 4 hours, seek immediate medical help to avoid long-term injury.

In rare instances, men taking PDE5 inhibitors (oral erectile dysfunction medicines, including STENDRA) reported a sudden decrease or loss of vision. It is not possible to determine whether these events are related directly to these medicines or to other factors. If you experience sudden decrease or loss of vision, stop taking PDE5 inhibitors, including STENDRA, and call a doctor right away.

Sudden decrease or loss of hearing has been rarely reported in people taking PDE5 inhibitors, including STENDRA. It is not possible to determine whether these events are related directly to the PDE5 inhibitors or to other factors. If you experience sudden decrease or loss of hearing, stop taking STENDRA and contact a doctor right away. If you have prostate problems or high blood pressure for which you take medicines called alpha blockers or other anti-hypertensives, your doctor may start you on a lower dose of STENDRA.

Drinking too much alcohol when taking STENDRA may lead to headache, dizziness, and lower blood pressure.

STENDRA in combination with other treatments for ED is not recommended.

STENDRA does not protect against sexually transmitted diseases, including HIV.

The most common side effects of STENDRA are headache, flushing, runny nose and congestion.

Please see full patient prescribing information for STENDRA (50 mg, 100 mg, 200 mg) tablets.

About VIVUS

VIVUS is a biopharmaceutical company commercializing and developing innovative, next-generation therapies to address unmet needs in obesity, sleep apnea, diabetes and sexual health. For more information about the company, please visit www.vivus.com.

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks, uncertainties and other factors, including risks and uncertainties related to whether the EC will approve the SPEDRA MAA on the anticipated timing, or at all; the risks and uncertainties related to the completion of our partnering discussions on acceptable terms and on a timely basis; and the risks and uncertainties related to the launch and commercialization of SPEDRA in the EU. These risks and uncertainties could cause actual results to differ materially from those referred to in these forward-looking statements. The reader is cautioned not to rely on these forward-looking statements. Investors should read the risk factors set forth in VIVUS’s Form 10-K for the year ending December 31, 2012, and periodic reports filed with the Securities and Exchange Commission. VIVUS does not undertake an obligation to update or revise any forward-looking statements.

Important Additional Information

VIVUS, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from VIVUS stockholders in connection with the matters to be considered at VIVUS’s 2013 Annual Meeting of Stockholders. VIVUS intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from VIVUS stockholders. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with VIVUS’s 2013 Annual Meeting of Stockholders. Information regarding the direct and indirect beneficial ownership of VIVUS’s directors and executive officers in VIVUS securities is included in their SEC filings on Forms 3, 4 and 5, and additional information can also be found in VIVUS’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 26, 2013, and in VIVUS’s definitive proxy statement on Schedule 14A in connection with VIVUS’s 2012 Annual Meeting of Stockholders, filed with the SEC on April 25, 2012. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by VIVUS with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of VIVUS’s corporate website at www.vivus.com.